Exhibit 1.1
ARCHER-DANIELS-MIDLAND COMPANY
$600,000,000 5.375% Debentures due September 15, 2035
Underwriting Agreement
September 19, 2005
To the Representatives
named in Schedule I
hereto of the Underwriters
named in Schedule II hereto
Dear Sirs:
     Archer-Daniels-Midland Company, a Delaware corporation (the “Company”), proposes to issue and sell to the underwriter or underwriters named in Schedule II hereto (the “Underwriters”), for whom the representative or representatives, if any, named in Schedule I hereto (the “Representatives”) are acting as representative or representatives, (i) the principal amount as set forth in Schedule II hereto of debt securities to be issued under an Indenture dated as of June 1, 1986, as amended and supplemented by a Supplemental Indenture dated August 1, 1989 (the “Indenture”), between the Company and JPMorgan Chase Bank (as successor to Manufacturers Hanover Trust Company), as Trustee (the “Trustee”), and identified in Schedule I hereto as “Purchased Debt Securities”, and/or (ii) the number as set forth in Schedule II hereto of warrants (the “Warrants”) to purchase other debt securities to be issued under the Indenture and identified in Schedule I hereto as “Warrant Debt Securities” to be issued pursuant to the Warrant Agreement described in Schedule I hereto (the Purchased Debt Securities and/or the Warrants are herein collectively referred to as the “Purchased Securities”, and the Purchased Securities and any Warrant Debt Securities are herein collectively referred to as the “Securities”), less the amount of Purchased Securities covered by Delayed Delivery Contracts (as defined in Section 2 hereof), if any, as provided in Section 2 hereof and as may be specified in Schedule I hereto (any Purchased Securities to be covered by Delayed Delivery Contracts being herein sometimes referred to as “Contract Securities” and the Purchased Securities to be purchased by the Underwriters (after giving effect to the deduction, if any, for Contract Securities) being herein sometimes referred to as “Underwriters’ Securities.” If the firm or firms listed in Schedule II hereto include only the firm or firms listed in Schedule I hereto, then the terms “Underwriters” and “Representatives”, as used herein, shall each be deemed to refer to such firm or firms. The term “Representatives” also refers to a single firm acting as sole representative of the Underwriters. Certain terms used herein are defined in Section 17 hereof.
     1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter that:
     (a) The Company meets the requirements for use of Form S-3 under the Act, and has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on such Form (the file number of which is set forth in Schedule I hereto), including a basic prospectus (pursuant to Rule 429), which has become effective, for the registration under the Act of the offering and sale of the Securities. Such registration statement, as amended at the date of this Agreement, meets the requirements set forth in Rule 415(a)(1)(ix) or (x) under the Act and complies in all other material respects with such Rule. The Company has included in the registration statement, or has filed or will file with the Commission pursuant to Rule 424(b) under the Act, a supplement to the form of prospectus included in such registration statement relating to the Securities and the plan of distribution thereof and has previously advised you of all further information (financial and other) with respect to the Company to be set forth therein. Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act, on or before the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend”, “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be, and deemed to be incorporated therein by reference.
     (b) On the Effective Date, the Registration Statement did or will, and the Final Prospectus as of its date and on the Closing Date (as defined herein), did or will, comply in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act and the respective rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the Effective Date and on the Closing Date the Indenture did or will comply in all material respects with the applicable requirements of the Trust Indenture Act and the rules thereunder; and as of its date and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto).
     (c) The documents incorporated by reference in the Final Prospectus, when they were filed with the Commission, complied in all material respects with the requirements of the Exchange Act, and none of such documents, when they were so filed, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Final

Prospectus, when such documents are filed with the Commission, will comply in all material respects with the requirements of the Exchange Act, as applicable, and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (d) The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Final Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing (or the local equivalent) under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to so qualify or to be in good standing would not have a material adverse effect on the condition (financial or other), earnings, business or properties of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”).
     (e) Each of the Company’s subsidiaries that constitutes a “significant subsidiary” (as such term is defined in Rule 1-02 of Regulation S-X) (each a “Subsidiary” and collectively, the “Subsidiaries”) has been duly organized and is validly existing as a corporation or limited liability company in good standing under the laws of the jurisdiction of its incorporation or organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Final Prospectus, and has been duly qualified as a foreign corporation or limited liability company for the transaction of business and is in good standing (or the local equivalent) under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect. All the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable, and, except as otherwise set forth in the Final Prospectus, all outstanding shares of capital stock of the Subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any security interest, claim, lien or encumbrance, other than any such security interests, claims, liens or encumbrances which would not, individually or in the aggregate, have a Material Adverse Effect.
     (f) This Agreement has been duly authorized, executed and delivered by the Company.
     (g) The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, insolvency and other laws affecting the enforceability of creditors’ rights generally and general principles of equity and an implied covenant of good faith and fair dealing).
     (h) The Purchased Debt Securities have been duly authorized by the Company and, when executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will have been duly executed and delivered by the Company, and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable in accordance with their terms and the terms of the Indenture (except as the enforceability thereof may be limited by bankruptcy, insolvency and other laws affecting the enforceability of creditors’ rights generally and general principles of equity and an implied covenant of good faith and fair dealing); and the Securities and the Indenture conform in all material respects to the descriptions thereof in the Final Prospectus.
     (i) The execution, delivery and performance of this Agreement, the Indenture and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the transactions contemplated hereby or thereby or in the Registration Statement and the Final Prospectus and the consummation of the transactions contemplated herein and in the Registration Statement and the Final Prospectus and compliance by the Company with its obligations hereunder and thereunder do not and will not conflict with or result in a breach of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any assets, properties or operations of the Company or any of its subsidiaries pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the assets, properties or operations of the Company or any of its subsidiaries is subject (collectively, the “Agreements and Instruments”) the result of which would have a Material Adverse Effect, nor will such action result in any violation of (i) the provisions of the charter or bylaws of the Company or any of its Subsidiaries or (ii) any applicable law or statute or any order, rule, regulation or judgment of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their assets, properties or operations, except, with respect to (ii) above, for any such violations that would not, individually or in the aggregate, result in a Material Adverse Effect.
     (j) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the due authorization, execution and delivery by the Company of this Agreement or for the performance by the Company of the transactions contemplated under the Final Prospectus, this Agreement or the Indenture, except such as have already been made, obtained or rendered, as applicable, and such as may be required under state securities laws.
     (k) The financial statements and schedules of the Company and its consolidated subsidiaries included or incorporated by reference in the Final Prospectus and the Registration Statement present fairly in all material respects the consolidated financial condition, results of operations and cash flows of the Company and its consolidated subsidiaries as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act or the Exchange Act, as applicable, and have been prepared in conformance with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein).

     (l) Ernst & Young LLP, who have certified the financial statements included or incorporated by reference in the Final Prospectus, are independent public accountants as required by the Act.
     (m) To the best knowledge of the Company, there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Final Prospectus (exclusive of any amendment or supplement).
     (n) Since the date of the most recent financial statements included or incorporated by reference in the Final Prospectus (exclusive of any supplement thereto), (A) there has been no material adverse change, or any development involving a prospective material adverse change, in the condition (financial or other), earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Change”), except as set forth or contemplated in the Final Prospectus (exclusive of any supplement thereto) and (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those arising in the ordinary course of business, which are material with respect to the Company and its subsidiaries taken as a whole.
     (o) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be an “investment company” as defined in the Investment Company Act.
     (p) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act) that (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s chief executive officer and its chief financial officer by others within those entities, (ii) have been evaluated for effectiveness as of a date within 90 days prior to the filing of the Company’s most recent Annual Report filed with the Commission and (iii) are effective to perform the functions for which they were established. Additionally, the Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (C) access to assets is permitted only in accordance with management’s general or specific authorization, and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     (q) Except as disclosed in the Final Prospectus or in any document incorporated by reference therein, since June 30, 2005, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

     2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in Schedule I hereto, the amount of the Purchased Securities set forth opposite such Underwriter’s name in Schedule II hereto, except that, if Schedule I hereto provides for the sale of Securities pursuant to delayed delivery arrangements, the respective amounts of Purchased Securities to be purchased by the Underwriters shall be as set forth in Schedule II hereto, less the respective amounts of Contract Securities determined as provided below.
     If so provided in Schedule I hereto, the Underwriters are authorized to solicit offers to purchase Securities from the Company pursuant to delayed delivery contracts (“Delayed Delivery Contracts”), substantially in the form of Schedule III hereto but with such changes therein as the Company may authorize or approve. The Underwriters will endeavor to make such arrangements and, as compensation therefor, the Company will pay to the Representatives, for the account of the Underwriters, on the Closing Date, the compensation set forth in Schedule I hereto with respect to Securities for which Delayed Delivery Contracts are made. Delayed Delivery Contracts are to be with institutional investors, including commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. The Company will make Delayed Delivery Contracts in all cases where sales of Contract Securities arranged by the Underwriters have been approved by the Company but, except as the Company may otherwise agree, each such Delayed Delivery Contract must be for not less than the minimum amount set forth in Schedule I hereto and the aggregate amount of Contract Securities may not exceed the maximum aggregate amount set forth in Schedule I hereto. The Underwriters will not have any responsibility in respect of the validity or performance of Delayed Delivery Contracts. The amount of Securities to be purchased by each Underwriter as set forth in Schedule II hereto shall be reduced by an amount which shall bear the same proportion to the total amount of Contract Securities as the amount of Securities set forth opposite the name of such Underwriter bears to the aggregate amount set forth in Schedule II hereto, except to the extent that you determine that such reduction shall be otherwise than in such proportion and so advise the Company in writing; provided, however, that the total amount of Securities to be purchased by all Underwriters shall be the aggregate amount set forth in Schedule II hereto, less the aggregate amount of Contract Securities.
     3. Delivery and Payment. Delivery of and payment for the Purchased Securities shall be made on the date and at the time specified in Schedule I hereto or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Purchased Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Purchased Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

     4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus.
     5. Agreements. The Company agrees with the several Underwriters that:
     (a) The Company will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereof, to become effective. Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Final Prospectus) to the Basic Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Final Prospectus is otherwise required under Rule 424(b), the Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (1) when the Registration Statement, if not effective at the Execution Time, shall have become effective, (2) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (3) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (4) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (5) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (6) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.
     (b) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company promptly will (1) notify the Representatives of such event, (2) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance and (3) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.

     (c) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.
     (d) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, copies of the Registration Statement (including exhibits thereto) and each amendment thereto which shall become effective on or prior to the Closing Date and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of any Preliminary Final Prospectus and the Final Prospectus and any amendments thereof and supplements thereto as the Representatives may reasonably request. The Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus and the Final Prospectus and amendments thereof and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the expenses of printing all documents relating to the offering (other than any agreement among Underwriters relating to the offering of the Securities); (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(e) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky and legal investment surveys; (iv) any fees charged by securities rating agencies for rating the Securities; (v) the cost of preparing the Securities; (vi) the fees and expenses of the Trustee and the Warrant Agent and any agent thereof and the fees and disbursements of counsel for the Trustee and the Warrant Agent in connection with this Agreement, the Indenture, the Warrant Agreement and the Securities; and (vii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, Section 7 and Section 8 hereof, the Underwriters will pay all of their own costs and expenses, including the fees and disbursements of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.
     (e) The Company will arrange for the qualification of the Securities for sale under the laws of such states as the Representatives may designate, will maintain such qualifications in effect so long as required for the distribution of the Securities and will arrange for the determination of the legality of the Securities for purchase by institutional investors; provided, however, that the Company shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.
     (f) The Company will use its best efforts to list the Securities on the stock exchange, if any, set forth in Schedule I hereto.
     (g) The Company will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any debt securities issued or guaranteed by the Company (other than the Securities and any debt securities that mature within one year of their date of issue) or publicly announce an intention to effect any such transaction, until the Business Day set forth on Schedule I hereto.
     (h) The Company will not take, directly or indirectly, any action designed to or that would constitute, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
     6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Purchased Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the date hereof, as of the date of the effectiveness of any amendment to the Registration Statement filed prior to the Closing Date (including the filing of any document incorporated therein by reference) and as of the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:
     (a) If the Registration Statement has not become effective prior to the Execution Time, unless the Representatives agree in writing to a later time, the Registration Statement will become effective not later than (i) 6:00 PM New York City time, on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 PM New York City time on such date or (ii) 9:30 AM on the Business Day following the day on which the public offering price was determined, if such determination occurred after 3:00 PM New York City time on such date; if filing of the Final Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Final Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.
     (b) The Company shall have furnished to the Representatives the opinion of Faegre & Benson LLP, counsel for the Company, dated the Closing Date, to the effect that:
     (i) the Company has been duly organized and is validly existing and in good standing under the laws of the State of Delaware; the Company has full corporate power and authority to conduct its business as described in the Final Prospectus;
     (ii) the Company’s authorized capitalization is as set forth in the Final Prospectus; and the Securities conform to the description thereof contained in the Final

Prospectus; all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable;
     (iii) if the Securities are to be listed on the New York Stock Exchange, authorization therefor has been given, subject to official notice of issuance and evidence of satisfactory distribution, or the Company has filed a preliminary listing application and all required supporting documents with respect to the Securities with the New York Stock Exchange and such counsel has no reason to believe that the Securities will not be authorized for listing, subject to official notice of issuance and evidence of satisfactory distribution;
     (iv) the Indenture has been duly authorized, executed and delivered by the Company, has been duly qualified under the Trust Indenture Act, and constitutes a valid and legally binding instrument, enforceable in accordance with its terms (subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles);
     (v) this Agreement has been duly authorized, executed and delivered by the Company; each of the Delayed Delivery Contracts, if any, has been duly authorized, executed and delivered by the Company and, assuming such contract has been duly executed and delivered by the purchaser named therein, constitutes a valid and legally binding agreement of the Company enforceable in accordance with its terms (subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles); and any Delayed Delivery Contracts conform to the description thereof in the Prospectus;
     (vi) the Purchased Debt Securities constituting Underwriters’ Securities have been duly executed, authenticated, issued and delivered by the Company and constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture and are enforceable in accordance with their terms (subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles); the Purchased Debt Securities constituting Contract Securities, if any, have been duly authorized by the Company and when executed, authenticated, issued and delivered pursuant to the Indenture and Delayed Delivery Contracts, will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture and will be enforceable in accordance with their terms (subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles); and the Purchased Debt Securities and the Indenture conform to the descriptions thereof in the Prospectus;
     (vii) the Warrants constituting Underwriters’ Securities, if any, have been duly authorized, executed, countersigned, issued and delivered by the Company and constitute valid and legally binding obligations of the Company enforceable in accordance with their terms (subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles); the Warrants constituting Contract Securities, if any, have been duly authorized by the Company and when executed, countersigned, issued and delivered pursuant to the Delayed Delivery Contracts and the Warrant Agreement, will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms (subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles); the Warrant Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company, enforceable in accordance with its terms (subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles); and the Warrants and the Warrant Agreement conform to the descriptions thereof in the Prospectus;
     (viii) the Warrant Debt Securities, if any, have been duly authorized, and when executed, authenticated, issued and delivered, upon exercise of the Warrants, pursuant to the Warrant Agreement and the Indenture, will be duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Warrant Agreement and the Indenture and will be enforceable in accordance with their terms (subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles); and the Warrant Debt Securities conform to the description thereof in the Prospectus;
     (ix) to the best knowledge of such counsel, there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries, of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Final Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Final Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required;
     (x) the Registration Statement and any amendments thereto have become effective under the Act; to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement, as amended, has been issued, no proceedings for that purpose have been instituted or threatened, and the Registration Statement, the Final Prospectus and each amendment thereof or supplement thereto as of their respective or issue dates (other than the financial statements and other financial and statistical information included therein or incorporated therein by reference, as to which such counsel need express no opinion) complied as to form in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; and such counsel has no reason to believe that the Registration Statement, or any amendment thereof, at the time it became effective, (except as aforesaid) contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Final Prospectus, as amended or supplemented, (except as aforesaid) includes any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;
     (xi) no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated herein or in any Warrant Agreement or in any Delayed Delivery Contract, except such as have been obtained under the Act and such as may be required under state securities laws in connection with the purchase and distribution of the Securities by the Underwriters and such other approvals (specified in such opinion) as have been obtained; and
     (xii) neither the issue and sale of the Securities, nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof or of any Warrant Agreement or of any Delayed Delivery Contract will conflict with, result in a breach of, or constitute a default under the charter or by-laws of the Company or the terms of any Agreement or Instrument known to such counsel, or any statute or any order, rule or regulation known to such counsel to be applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of its subsidiaries.
     In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the States of Minnesota or with respect to its corporation law, Delaware, or the United States, to the extent deemed proper and specified in such opinion, upon the opinion of other counsel of good standing believed to be reliable and who are satisfactory to counsel for the Underwriters; and (B) as to factual matters, to the extent deemed proper, on certificates of responsible officers of the Company and its subsidiaries and public officials.
     (c) Stuart E. Funderburg, Esq., Corporate Counsel of the Company, shall have furnished to the Representatives his written opinion, dated the Closing Date, to the effect that:
     (i) the Company has been duly organized and is validly existing and in good standing under the laws of the State of Delaware; the Company has full corporate power and authority to conduct its business as described in the Final Prospectus;
     (ii) the Company is duly qualified to do business and is in good standing in every jurisdiction where, in light of the nature of the business transacted or the property owned by it, such qualification is necessary and the failure so to qualify might permanently impair title to property material to its operations or its right to enforce a material contract against others or expose it to substantial liabilities in such jurisdictions;
     (iii) he has no reason to believe that either the Registration Statement or any amendment thereof, at the time it became effective (except that he need express no opinion as to the financial statements and other financial and statistical information included therein or incorporated therein by reference) contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Final Prospectus, as amended or supplemented, (except as aforesaid) includes any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;
     (iv) the descriptions in the Registration Statement and the Final Prospectus of statutes, legal and governmental investigations and proceedings, contracts and other documents are accurate and fairly present the information required to be shown; and he does not know of any statute or legal or pending or threatened governmental investigation or proceeding required to be described in the Final Prospectus which is not described as required, or of any franchise, contract or other document of a character required to be described in the Registration Statement or Final Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required; and
     (v) no holders of securities of the Company have rights to the registration of such securities under the Registration Statement.
     In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the States of Illinois or, with respect to its corporation law, Delaware, or the United States, to the extent deemed proper and specified in such opinion, upon the opinion of other counsel of good standing believed to be reliable and who are satisfactory to counsel for the Agent and (B) as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials. References to the Prospectus in this paragraph (c) include any supplements thereto at the date such opinion is rendered.
     (d) The Representatives shall have received from Mayer, Brown, Rowe & Maw LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Securities, this Agreement, the Indenture, any Warrant Agreement, any Delayed Delivery Contracts, the Registration Statement, the Final Prospectus and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
     (e) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman of the Board, the President or any Vice President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Final Prospectus, any supplements to the Final Prospectus and this Agreement and that to the best of their knowledge:
     (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;
     (ii) no stop order suspending the effectiveness of the Registration Statement, as amended, has been issued and no proceedings for that purpose have been instituted or, to their knowledge, threatened; and
     (iii) since the date of the most recent financial statements included or incorporated by reference in the Final Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Change, except as set forth or contemplated in the Final Prospectus (exclusive of any supplement thereto).
     (f) At the Closing Date, Ernst & Young L.L.P. shall have furnished to the Representatives a letter or letters (which may refer to letters previously delivered to the Representatives), dated as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable published rules and regulations thereunder and stating in effect that:
     (i) in their opinion the audited financial statements, financial statement schedules and pro forma financial statements, if any, included or incorporated in the Registration Statement and the Final Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act, as applicable. and the published rules and regulations thereunder;
     (ii) on the basis of a reading of the latest unaudited financial statements made available by the Company and its subsidiaries; their limited review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited interim financial information as indicated in their reports incorporated in the Registration Statement and the Final Prospectus; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and the Audit, Salary (Compensation), and Nominating committees of the Company since the end of the most recent fiscal year for which audited financial statements have been included or incorporated in the Registration Statement; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company as to transactions and events subsequent to the date of the most recent audited financial statements included or incorporated in the Final Prospectus, nothing came to their attention which caused them to believe that:
     (1) any unaudited financial statements included or incorporated in the Registration Statement and the Final Prospectus do not comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect to financial statements included or incorporated in quarterly reports on Form 10-Q under the Exchange

Act; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included or incorporated in the Registration Statement and the Final Prospectus;
     (2) with respect to the period subsequent to the date of the most recent financial statements (other than any capsule information), audited or unaudited, included or incorporated in the Registration Statement and the Final Prospectus, there were any changes, at a specified date not more than three Business Days prior to the date of the letter, in the capital stock of the Company or any net increase in short-term debt or long-term liabilities of the Company and its consolidated subsidiaries or any decreases in net current assets or shareholders’ equity of the Company and its consolidated subsidiaries as compared with the amounts shown on the most recent consolidated balance sheet included or incorporated in the Registration Statement and the Final Prospectus; or for the period from the date of the most recent financial statements included or incorporated in the Registration Statement and the Final Prospectus to such specified date there were any decreases, as compared with the corresponding period in the preceding year, in consolidated earnings before income taxes or in the total or per share amounts of earnings of the Company and its consolidated subsidiaries, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives; or
     (3) the amounts included in any unaudited “capsule” information included or incorporated in the Registration Statement and the Final Prospectus do not agree with the amounts set forth in the unaudited financial statements for the same periods or were not determined on a basis substantially consistent with that of the corresponding amounts in the audited financial statements included or incorporated in the Registration Statement and the Final Prospectus or do not conform with generally accepted accounting principles;
     (iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Registration Statement and the Final Prospectus and in Exhibit 12 to the Registration Statement, including the information included or incorporated in Items 1, 2, 6, 7 and 11 of the Company’s Annual Report on Form 10-K, incorporated in the Registration Statement and the Final Prospectus, and the information included in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included or incorporated in the Company’s Quarterly Reports on Form 10-Q, incorporated in the Registration Statement and the Final Prospectus, agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation; and

     (iv) if unaudited pro forma financial statements are included or incorporated in the Registration Statement and the Final Prospectus, on the basis of a reading of the unaudited pro forma financial statements, carrying out certain specified procedures, inquiries of certain officials of the Company and the acquired company who have responsibility for financial and accounting matters, and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the pro forma financial statements, nothing came to their attention which caused them to believe that the pro forma financial statements do not comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements.
     References to the Final Prospectus in this paragraph (f) include any supplement thereto at the date of the letter.
     Such letter or letters, dated as of the Closing Date, of Ernst & Young L.L.P. shall appropriately reflect (x) the inclusion in the Registration Statement and the Final Prospectus of any additional financial or statistical information, including any financial or statistical information dated subsequent to the issue date of the Final Prospectus, and (y) the incorporation by reference in the Registration Statement and the Final Prospectus of any document incorporated therein by reference pursuant to Item 12 of Form S-3 filed under the Exchange Act, including any such document filed by the Company with the Commission on a date subsequent to the issue date of the Final Prospectus. In addition, at the time this Agreement is executed, Ernst & Young L.L.P. shall have furnished to the Representatives a letter or letters, dated the date of this Agreement, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Schedule I hereto.
     (g) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (f) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto).
     (h) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) and no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities.
     (i) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.
     (i) The Company shall have accepted Delayed Delivery Contracts in any case where sales of Contract Securities arranged by the Underwriters have been approved by the Company.
     If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled by the Representatives at, or at any time prior to, the Closing Date. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.
     7. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10(i)(with respect to a suspension in the trading of the Company’s common stock only) hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through the Representatives on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by them in connection with the proposed purchase and sale of the Securities.
     8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed, or in any amendment thereof, or in the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use therein, and (ii) such indemnity with respect to the Basic Prospectus or any Preliminary Final Prospectus shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from whom the person asserting any such loss, claim, damage or liability purchased the Securities which are the subject thereof if such person did not receive a copy of the Final Prospectus (or the Final Prospectus as amended or supplemented) excluding documents incorporated therein by reference at or prior to the confirmation of the sale of such Securities to such person in any case where such delivery is required by the Act and the untrue statement or omission of a material fact contained in the Basic Prospectus or any Preliminary Final Prospectus was corrected in the Final Prospectus (or the Final Prospectus as amended or supplemented). This indemnity agreement will be in addition to any liability which the Company may otherwise have.
     (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for use in the preparation of the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the following statements set forth under the heading “Underwriting” in any Preliminary Final Prospectus and the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Final Prospectus or the Final Prospectus: (i) the list of Underwriters and their respective participation in the sale of the Securities, (ii) the sentences related to concessions and reallowances and (iii) the paragraph related to stabilization and over-allotment transactions.
     (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such Indemnified Party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 8. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Representatives in the case of subparagraph (a), representing the indemnified parties under subparagraph (a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).
     (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in paragraph (a) of this Section 8 is due in accordance with its terms but is for any reason held by a court to be unavailable from the Company on grounds of policy or otherwise, the Company and the Underwriters shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) to which the Company and one or more of the Underwriters may be subject in such proportion so that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount bears to the sum of such discount and the purchase price of the Securities specified in Schedule I hereto and the Company is responsible for the balance; provided, however, that (y) in no case shall any Underwriter (except as may be provided in any agreement among Underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount applicable to the Securities purchased by such Underwriter hereunder and (z) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of the Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act shall have the same rights to contribution as the Company, subject in each case to clause (y) of this paragraph (d). Any party entitled to contribution will, promptly after receipt of notice of the commencement of any action against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph (d), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have otherwise than under this paragraph (d).
     9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule II hereto bear to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such non-defaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any non-defaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding seven days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and to any non-defaulting Underwriter for damages occasioned by its default hereunder.
     10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in the Company’s Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or a material disruption shall have occurred in securities settlement, payment or clearance services in the United States or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on the financial markets is such as to make it, in the judgment of the Representatives, impracticable to proceed with the offering or delivery of the Securities as contemplated by the Final Prospectus (exclusive of any supplement thereto).
     11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.
     12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telegraphed and confirmed to them at the address specified in Schedule I hereto; or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 4666 Faries Parkway, Decatur, Illinois 62526, Attention: Secretary.
     13. Successors. This Agreement shall be binding upon and shall inure solely to the benefit of the Underwriters, the Company and, to the extent provided in Sections 8 and 11 hereof, the officers and directors of the Company and each person who controls the Company or an Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from an Underwriter shall be deemed a successor or assign by reason merely of such purchase.
     14. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York
     15. Counterparts. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.
     16. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.
     17. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.
     “Act” shall mean the Securities Act of 1933, as amended and the rules and regulations of the Commission promulgated thereunder.
     “Basic Prospectus” shall mean the prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Effective Date including any Preliminary Final Prospectus.
     “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.
     “Commission” shall mean the Securities and Exchange Commission.
     “Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.
     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.
     “Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

     “Final Prospectus” shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Basic Prospectus.
     “Investment Company Act” means the Investment Company Act of 1940, as amended.
     “Preliminary Final Prospectus” shall mean any preliminary prospectus supplement to the Basic Prospectus which describes the Securities and the offering thereof and is used prior to filing of the Final Prospectus, together with the Basic Prospectus.
     “Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.
     “Rule 415”, “Rule 424”, “Rule 430A” and “Rule 462” refer to such rules under the Act.
     “Rule 430A Information” shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.
     “Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.
     “Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended and the rules and regulations of the Commission promulgated thereunder.
     18. No Advisory or Fiduciary Responsibility. The Company acknowledges and agrees that: (i) the purchase and sale of the Purchased Securities pursuant to this Agreement, including the determination of the public offering price of the Purchased Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company, or its affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the

Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that the several Underwriters have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.
     This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the several Underwriters, or any of them, with respect to the subject matter hereof. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the several Underwriters with respect to any breach or alleged breach of agency or fiduciary duty.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours,

ARCHER-DANIELS-MIDLAND COMPANY

By:	/s/ Douglas J. Schmalz

Name:Douglas J. Schmalz
Title: Senior Vice President and
Chief Financial Officer
The foregoing Agreement is hereby
confirmed and accepted as of the
date specified in Schedule I hereto.
BANC OF AMERICA SECURITIES LLC
CITIGROUP GLOBAL MARKETS INC.
HSBC SECURITIES (USA) INC.
BY: BANC OF AMERICA SECURITIES LLC

By:	/s/ Peter J. Carbone
Name: Peter J. Carbone
Title: Vice President
For themselves and the other several Underwriters, if any,
named in Schedule II to the foregoing Agreement.

SCHEDULE I
Underwriting Agreement dated September 19, 2005
Registration Statement No. 333-103291 and 333-

Representative(s):	Banc of America Securities LLC
Citigroup Global Markets Inc.
HSBC Securities (USA) Inc.
	c/o	Banc of America Securities LLC
214 North Tryon Street
Charlotte, North Carolina 28255
Closing date and time: September 22, 2005, 10:00 a.m. Chicago Time
Description of Purchased Debt Securities:
Title: 5.375% Debentures due 2035
Specified Currency: U.S. dollars
Aggregate principal amount: $600,000,000
Stated maturity date: September 15, 2035
Purchase price (include accrued interest or amortization, if any): 96.527%
Sinking fund provisions: None
Redemption provisions: Market Make Whole — Treasury+20 basis points
Other provisions:
Defeasance Provisions: The defeasance provisions contained in Section 403 and 1013 of the Indenture shall apply to the Debentures.
Interest Payment Dates: March 15 and September 15
Record Dates: March 1 and September 1
Form of Certificates: Book-Entry
Depositary: The Depository Trust Company
Trading System: DTC Same-Day Funds Settlement
Description of Warrants:

Warrant Agreement dated: N/A
Warrant Agent: N/A
Warrant exercise price and currency: N/A
Principal amount and currency of Warrant Debt Securities issuable upon exercise of one Warrant: N/A
Date after which Warrants are exercisable: N/A
Expiration date: N/A
Detachable date (if applicable): N/A
Purchase price and currency (if applicable) (include type of funds): N/A
Description of Warrant Debt Securities:
Title: N/A
Aggregate principal amount and currency: N/A
Maturity: N/A
Interest rate: N/A
Interest payment dates: N/A
Sinking fund provisions: N/A
Redemption provisions: N/A
Other provisions: N/A
Method of Payment: Same-day funds
Stock exchange listing, if any: None
Delayed Delivery arrangements: N/A
Last Day of Blackout Period Pursuant to Section 5(g): First Business Day after the Closing Date
Additional procedures to be performed by Ernst & Young L.L.P., if any: None

SCHEDULE II

Principal Amount of
Underwriter	Debentures
Banc of America Securities LLC	$150,000,000
Citigroup Global Markets Inc.	150,000,000
HSBC Securities (USA) Inc.	150,000,000
ABN AMRO Incorporated	15,000,000
BNP Paribas Securities Corp.	15,000,000
Barclays Capital Inc.	15,000,000
Calyon Securities (USA) Inc.	15,000,000
Deutsche Bank Securities Inc.	15,000,000
Goldman, Sachs & Co.	15,000,000
ING Financial Markets LLC	15,000,000
J.P. Morgan Securities Inc.	15,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	15,000,000
Rabo Securities USA, Inc.	15,000,000

Total	$600,000,000

SCHEDULE III
DELAYED DELIVERY CONTRACT
Archer-Daniels-Midland Company
c/o (Name and address of appropriate
Representative)
, 20
Attention:
Dear Sirs:
The undersigned hereby agrees to purchase from Archer-Daniels-Midland Company (hereinafter called the “Company”), and the Company agrees to sell to the undersigned,
$                      principal amount of the Company’s (title of Debt Securities) (hereinafter called the “Securities”), offered by the Company’s Prospectus dated                , 20 , and Prospectus Supplement dated                 , 20  , receipt of a copy of which is hereby acknowledged, at a purchase price of       percent of the principal amount thereof, plus accrued interest from the date from which interest accrues as set forth below (and to purchase warrants (describe warrants) (the “Warrants”) at a purchase price of $   per Warrant), and on the further terms and conditions set forth in this contract.
The undersigned will purchase the Securities (and Warrants) from the Company on      , 20 (the “Delivery Date”) and interest on the Securities so purchased will accrue from      , 20 .
The undersigned will purchase the Securities (and Warrants) from the Company on the delivery date or dates and in the principal amount or amounts and number or numbers set forth below:

		Date from	Number
Delivery Date	Principal Amount	Which Interest Accrues	of Warrants
, 20	$	, 20	$
, 20	$	, 20	$
Each such date on which Securities (and Warrants) are to be purchased hereunder is hereinafter referred to as a “Delivery Date”.
Payment for the Securities (and Warrants) which the undersigned has agreed to purchase on a Delivery Date shall be made to the Company or its order by certified or official bank check in funds at the office of                     , or by wire transfer to a bank account specified by the Company, on such Delivery Date upon delivery to the undersigned of the Securities (and Warrants) then to be purchased by the undersigned in definitive fully registered form and in such denominations and registered in such names as the undersigned may designate by written or telegraphic communication addressed to the Company not less than five full business days prior to such Delivery Date (alternative provision).

The obligation of the undersigned to take delivery of and make payment for Securities (and Warrants) on a Delivery Date shall be subject to the condition that the purchase of Securities (and Warrants) to be made by the undersigned shall not on such Delivery Date be prohibited under the laws of the jurisdiction to which the undersigned is subject. The obligation of the undersigned to take delivery of and make payment for Securities (and Warrants) shall not be affected by the failure of any purchaser to take delivery of and make payment for Securities (and Warrants) pursuant to other contracts similar to this contract.
(The undersigned understands that underwriters (the “Underwriters”) are also purchasing Securities (and Warrants) from the Company, but that the obligations of the undersigned hereunder are not contingent on such purchases. Promptly after completion of the sale to the Underwriters the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by a copy of the opinion of counsel for the Company delivered to the Underwriters in connection therewith.)
The undersigned represents and warrants that, as of the date of this contract, the undersigned is not prohibited from purchasing the Securities (and Warrants) hereby agreed to be purchased by it under the laws of the jurisdiction to which the undersigned is subject.
This contract will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.
This contract may be executed by either of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.
It is understood that the acceptance by the Company of any Delayed Delivery Contract (including this contract) is in the Company’s sole discretion and that, without limiting the foregoing, acceptances of such contracts need not be on a first-come, first-served basis. If this contract is acceptable to the Company, it is requested that the Company sign the form of acceptance below and mail or deliver one of the counterparts hereof to the undersigned at its address set forth below. This will become a binding contract between the Company and the undersigned when such counterpart is so mailed or delivered by the Company.

Yours very truly,

By

(Signature)

(Name and Title)

(Address)

Accepted: , 20

ARCHER-DANIELS-MIDLAND COMPANY

By
(Title)

30